NEWS RELEASE
May 13, 2005

Quincy Gold Corp. Changes Name to

Quincy Energy Corp.

Toronto, Ontario – The Board of Directors of Quincy Gold Corp. (TSX-V: QGO; OTCBB: QCYG) is pleased to announce that the company is changing its name to “Quincy Energy Corp.” in order to more accurately reflect its exploration activity and underlying objectives.  The change of name will be effected Monday, May 16, 2005.

Trading will commence on the TSX Venture Exchange under the new symbol “QUI” and on the Over-the-Counter Market under the new symbol “QCYE” when the market opens on Monday, May 16, 2005.

Quincy Energy Corp. is a US company which has acquired drill proven uranium resources in existing uranium mining camps in Canada and the United States, including the Crownpoint and Hosta Butte projects, located in McKinley County, New Mexico, the Hansen [Tallahassee Creek] project, located in Fremont County, Colorado, the Horse Creek project located in Natrona County, Wyoming and the Elliot Lake project located in Buckles Township, Ontario.  Quincy has assembled an experienced team of industry professionals whose mandate is to advance these projects through the permitting stage and into production.  Quincy is well positioned to respond to the global demand for uranium arising from increasing consumption of electrical energy and increasing fossil fuel costs.

To find out more about Quincy Energy Corp. visit our website at www.quincyenergy.com or contact:

Daniel Farrell, Chairman & CEO	T: (416) 366-7871	E: dfarrell@quincyenergy.com
Art Ettlinger, President & COO	T: (604) 685-1964	E: aettlinger@quincyenergy.com
Murray Black, Corporate Development	T: (416) 366-9192	E: mblack@quincyenergy.com

THIS PRESS RELEASE WAS PREPARED BY QUINCY ENERGY CORP., WHICH ACCEPTS THE RESPONSIBILITY AS TO ITS ACCURACY. THE TSX VENTURE EXCHANGE DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions in the Private Securities Legislation Reform Act of 1995.  Forward-looking settlements involve known and unknown risks and uncertainties, which may cause Quincy’s actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things: volatility of natural resource prices; product demand; market competition and risks inherent in Quincy’s operations. These and other risks are described in the Company’s Annual Report or Form 10-K and other filings with the Securities and Exchange Commission.